UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report - February 12, 2009

(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-16831	75-2993910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(Address of principal executive offices, including zip code)

(441) 295-2838

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2009, the Compensation Committee of the Board of Directors of Ingersoll-Rand Company Limited (the “Company”) approved a change to the Company’s equity grant approach by introducing a restricted share unit (“RSU”) program to augment its existing stock option program and Performance Share Program (“PSP”). The RSUs will vest ratably over 3 years and any accrued dividends will be paid in cash at the time of vesting. As a result of this change, eligible participants may receive (i) stock options, (ii) RSUs or (iii) a combination of both stock options and RSUs under the Company’s Incentive Stock Plan of 2007. Those participants receiving combination grants will receive a split with 50% of the intended grant value in stock options and the balance translated into RSUs using a 1:5 conversion ratio (one RSU for every five stock options), resulting in approximately a 15% decrease in the total grant value of the combination grant. Chairman and Chief Executive Officer Herbert L. Henkel, who only receives equity grants that are performance based, did not receive RSUs. Mr. Henkel’s stock option grant was awarded at 85% of target (i.e., a 15% reduction), consistent with the Company’s other senior management.

The Compensation Committee believes that this revised approach conserves share usage under the Company’s incentive stock plan and better balances risk and reward to equity plan participants. The Compensation Committee plans to review the Company’s equity grant policies on a regular basis to ensure the best approach for the Company and its shareholders.

In addition, the Compensation Committee determined PSP awards by placing primary emphasis on financial objectives in light of the current economic environment.

2008 Incentive Compensation for Named Executive Officers

On February 12, 2009, the Compensation Committee approved the 2008 annual incentive compensation awards (payable in February 2009) for the Company’s Named Executive Officers (Messrs. Henkel, Shawley, Lamach and Ms. Nachtigal, collectively the “NEOs”) under the Company’s Annual Incentive Matrix (“AIM”) Program and the equity awards under the Company’s Incentive Stock Plan of 2007. The 2008 compensation awards were as follows:

AIM Program

H. L. Henkel Chairman of the Board and Chief Executive Officer	$1,425,000

M.W. Lamach* President and Chief Operating Officer	$390,920

Steven R. Shawley** Senior Vice President and Chief Financial Officer	$290,559

P. Nachtigal Senior Vice President and General Counsel	$227,981

*	Mr. Lamach was elected President and Chief Operating Officer in February 2009. Prior to that, Mr. Lamach served as Senior Vice President and President, Trane Commercial (June 2008-February 2009), and Senior Vice President and President, Security Technologies (2004-08).
**	Mr. Shawley was elected Senior Vice President and Chief Financial Officer of the Company in June 2008. From 2005 until June 2008, Mr. Shawley was Senior Vice President and President, Climate Control Technologies.

Stock Option Program

Mr. Henkel	425,000 options at an exercise price of $16.85 per share
Mr. Lamach	66,125 options at an exercise price of $16.85 per share
Mr. Shawley	65,625 options at an exercise price of $16.85 per share
Ms. Nachtigal	48,420 options at an exercise price of $16.85 per share

Restricted Share Unit Program

Mr. Henkel	0 RSUs
Mr. Lamach	13,225 RSUs
Mr. Shawley	13,125 RSUs
Ms. Nachtigal	9,684 RSUs

PSP Program

Mr. Henkel	55,200 Class A common shares of the Company
Mr. Lamach	6,624 Class A common shares of the Company
Mr. Shawley	7,728 Class A common shares of the Company
Ms. Nachtigal	6,624 Class A common shares of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED

(Registrant)

Date: February 19, 2009	/s/ Patricia Nachtigal
Patricia Nachtigal
Senior Vice President and General Counsel

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